UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of
The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 21, 2016

FIRST DATA CORPORATION
(Exact name of Registrant as Specified in Its Charter)

Delaware	001-11073	47-0731996
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

225 LIBERTY STREET 29th FLOOR NEW YORK, NEW YORK	10281
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s Telephone Number, Including Area Code: (800) 735-3362

Not Applicable
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On September 21, 2016 the Board of Directors (Board) of First Data Corporation (FDC) voted to expand the number of directors that constitute the Board from eight to nine and elected Barbara A. Yastine as a director of FDC. The Board also appointed Ms. Yastine as the Chairperson of the Audit Committee.

Ms. Yastine served as a director and Co-Chief Executive Officer of Lebenthal Holdings, LLC from September 2015 to June 2016. She previously served as Chair, President, and Chief Executive Officer of Ally Bank from March 2012 to September 2015, and as Chief Administrative Officer of Ally Financial, overseeing the risk, compliance, legal and technology areas, and Chair of Ally Bank, from May 2010 to March 2012. Prior to joining Ally Financial, she served as a Principal of Southgate Alternative Investments, a start-up diversified alternative asset manager, beginning in June 2007. She served as Chief Financial Officer for investment bank Credit Suisse First Boston from October 2002 to August 2004. From 1987 through 2002, Ms. Yastine worked at Citigroup and its predecessor companies. Ms. Yastine also is a member of the Board of Directors of Primerica, Inc. She received a B.A. in Journalism and an M.B.A. from New York University.

Ms. Yastine will receive the compensation for nonemployee directors not associated with Kohlberg Kravis Roberts & Co. as described in Exhibit 10.20 of FDC’s Annual Report on Form 10-K filed on February 25, 2016, which Exhibit is incorporated by reference.

There are no arrangements or understandings between Ms. Yastine and any other person pursuant to which she was selected to become a member of the Board. There also are no transactions between Ms. Yastine and FDC or any subsidiary of FDC that are reportable under Item 404(a) of Regulation S-K.

Item 9.01.    Financial Statements and Exhibits

(d)         The following is a list of the Exhibits filed with this report.

Exhibit No	Description of Exhibit
10.1	Description of Compensation of Directors (incorporated by reference to Exhibit 10.20 of FDC’s Annual Report on Form 10-K filed on February 25, 2016, Commission File No. 1-11073).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

FIRST DATA CORPORATION

By: /s/ Stanley J. Andersen
Stanley J. Andersen
Vice President and Assistant Secretary

Date: September 21, 2016